UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Paulo Pucci to the Board of Directors

Effective as of April 1, 2020 (the “Effective Date”), based on the recommendation of the Nominating and Corporate Governance Committee of Replimune Group, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) increased the size of the Board from nine members to ten and filled the newly created vacancy on the Board by appointing Paolo Pucci as a director of the Company. Mr. Pucci will initially serve as a director of the Company until the Company’s 2020 annual meeting of stockholders, at which such meeting Mr. Pucci will be nominated to stand for election to the Board. The Board has determined that Mr. Pucci is an independent director in accordance with applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market.

Mr. Pucci most recently served as the Chief Executive Officer of ArQule, Inc., a biopharmaceutical oncology company engaged in the research and development of targeted therapeutics that was acquired by Merck in January 2020. Prior to joining ArQule, Inc. in 2008, Mr. Pucci worked at Bayer AG, where he served in a number of leadership capacities, including President of the Oncology & Global Specialty Medicines Business Units and was a member of the Bayer Pharmaceuticals Global Management Committee. Before Bayer AG, Mr. Pucci held positions of increasing responsibility with Eli Lilly and Company, culminating with his appointment as Managing Director, Eli Lilly Sweden AB. Mr. Pucci earned an MS in economics and accounting from Università degli Studi di Napoli Federico II and an MBA in marketing and finance from the University of Chicago. Mr. Pucci has previously served on the boards of directors of several successful biotech companies, including Algeta ASA, until it was acquired by Bayer AG and Dyax Inc., until it was acquired by Shire Plc. Mr. Pucci currently serves as a board member of West Pharmaceuticals Services, Inc.

In connection with his service on the Board, Mr. Pucci will receive an annual cash retainer of $35,000, prorated based on the date of his appointment to the Board. In addition, Mr. Pucci received a grant of a nonqualified stock option to acquire 33,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Effective Date, as reported on the Nasdaq Global Select Market. The option will vest and become exercisable as to 25% of the shares on the first anniversary of the Effective Date, and the balance of the shares will vest in a series of 24 monthly installments thereafter.

In addition, Mr. Pucci and the Company entered into a customary indemnification agreement, a form of which has been previously filed with the SEC, and a board appointment letter.

There have been no transactions with the Company and there are currently no proposed transactions with the Company that would be required to be disclosed under Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Pucci and any other person pursuant to which Mr. Pucci was selected as a director of the Company.

Separation Agreement

In connection with Stephen Gorgol’s transition from his position as the Company’s Chief Accounting Officer, on April 3, 2020 the Company and Mr. Gorgol entered into a separation agreement (the “Separation Agreement”), pursuant to which, among other things, Mr. Gorgol agreed to continue providing services to the Company in accordance with a Consulting Agreement (the “Consulting Agreement”). The Separation Agreement also provides that Mr. Gorgol is eligible to receive full payment of COBRA premiums until the earlier of (i) December 31, 2020 and (ii) the date on which Mr. Gorgol becomes eligible to participate in another employer’s group health plan and includes customary confidentiality, cooperation and non-disparagement covenants as well as a general release in favor of the Company and its affiliates.

Pursuant to the Consulting Agreement, Mr. Gorgol will provide services to the Company as a consultant on an as-needed basis on matters related to transition support, completion of year-end accounting requirements, completion of special projects and such other services to be determined and reasonably requested from time to time by the Company for an initial term ending on December 31, 2020 (the “Initial Term”). The term of the Consulting Agreement may be renewed for successive one-month periods after the expiration of the Initial Term (each such period, a “Renewal Period”).

The Consulting Agreement provides that Mr. Gorgol will receive a consulting fee in an amount equal to $27,100 per month during the Initial Term. In addition, Mr. Gorgol is eligible to receive two discretionary milestone payments in an aggregate amount equal to $90,000 in connection with completion of the Company’s 2019 audited financials and Mr. Gorgol’s completion of the services in accordance with the Consulting Agreement. During any Renewal Period, Mr. Gorgol will receive an hourly consulting fee in an amount of $175 per hour. Further, the Consulting Agreement provides that Mr. Gorgol’s options to acquire the Company’s common stock will continue to vest until the earlier of: (i) the termination of the Consulting Agreement and (ii) December 31, 2020. If Mr. Gorgol continues to provide consulting services under the Consulting Agreement through December 31, 2020, all vested and exercisable options will remain exercisable until the earlier of: (a) the end of the applicable option term and (ii) one year following the end of the term of the Consulting Agreement. Any options that are unvested as of December 31, 2020 will automatically be forfeited.

Jean Franchi, the Company’s Chief Financial Officer, will replace Mr. Gorgol as the Company’s Principal Accounting Officer on the effective date of Mr. Gorgol’s Separation Agreement.

Information regarding Ms. Franchi required by Items 401 and Item 404 of Regulation S-K is hereby incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on December 9, 2019.

Item 7.01	Regulation FD Disclosure.

On April 2, 2020, the Company issued a press release announcing Mr. Pucci’s appointment to the Board and the appointment of Dieter Weinand, a current member of the Board, as Chairman of the Board. The full text of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: April 6, 2020	By:	/s/ Jean Franchi
Jean Franchi
Chief Financial Officer